EXHIBIT 11

                   TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                             Year Ended September 30,
                                                      ----------------------------------------
                                                          1997          1996           1995
                                                      -----------   -----------   ------------
Primary:
     Weighted average common shares outstanding        13,663,819    12,146,940     11,605,689
     Dilutive effect of stock options and warrants      1,668,412     1,943,524           --
                                                      -----------   -----------   ------------
     Weighted average common and common
          equivalent shares outstanding                15,332,231    14,090,464     11,605,689
                                                      ===========   ===========   ============

     Net income (loss)                                $ 2,117,220   $ 1,215,118   $ (3,417,869)
     Interest expense reduction from extinguishment
          of debt, net of tax                                --         129,308           --
                                                      -----------   -----------   ------------
     Adjusted net income (loss)                       $ 2,117,220   $ 1,344,426   $ (3,417,869)
                                                      ===========   ===========   ============
     Net income (loss) per common and common
          equivalent share                            $      0.14   $      0.10   $      (0.29)


Fully diluted:
     Weighted average common shares outstanding        13,663,819    12,146,940     11,605,689
     Dilutive effect of stock options and warrants      2,190,248     1,943,524           --
     Dilutive effect of debt conversion                      --          98,033           --
                                                      -----------   -----------   ------------
     Weighted average common and common
          equivalent shares outstanding                15,854,067    14,188,497     11,605,689
                                                      ===========   ===========   ============

     Net income (loss)                                $ 2,117,220   $ 1,215,118   $ (3,417,869)
     Interest expense reduction from extinguishment
          of debt, net of tax                                --             474           --
     Interest expense reduction from conversion of
          debt, net of tax                                   --           5,882           --
                                                      -----------   -----------   ------------
     Adjusted net income (loss)                       $ 2,117,220   $ 1,221,474   $ (3,417,869)
                                                      ===========   ===========   ============
     Net income (loss) per common and common
          equivalent share                            $      0.13   $      0.09   $      (0.29)
                                                      ===========   ===========   ============